CERTIFICATE OF TRUST

                                       OF

                      CONTINENTAL AIRLINES FINANCE TRUST II


         This Certificate of Trust is being executed as of November 6, 2000 for the purpose of creating a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.ss.ss. 3801 et seq. (the "Act").

         The undersigned hereby certify as follows:

         1. Name: The name of the business trust is Continental Airlines Finance Trust II (the "Trust").

         2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

            Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890

         3. Effective. The Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                          WILMINGTON TRUST COMPANY,
                                          as Delaware Trustee



                                          By: /s/ W. Chris Sponenberg
                                              ---------------------------------
                                              Name: W. Chris Sponenberg
                                              Title: Assistant Vice President

                                          /s/ Lawrence W. Kellner
                                          --------------------------------------
                                          Lawrence W. Kellner, as Trustee


                                          /s/ Jeffrey A. Smisek
                                          --------------------------------------
                                          Jeffrey A. Smisek, as Trustee